EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ray W. Grimm, Jr., Chief Executive Officer and Chief Financial Officer, of FemOne, Inc. certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-QSB of FemOne, Inc. for the three and nine month periods ended September 30, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C.78m or 78o(d)) and that information contained in this Quarterly Report on Form 10-QSB for the period ended September 30, 2005, fairly presents, in all material respects the financial condition and results of operations of FemOne, Inc.

Date: November 21, 2005	By:	/s/ Raymond Grimm, Jr.

Name: Raymond Grimm, Jr. Title: Chief Executive Officer

Date: November 21, 2005	By:	/s/ Raymond Grimm, Jr.

Name: Raymond Grimm, Jr. Title: Chief Financial Officer